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                                                                    EXHIBIT 11.1

Statement re computation of per share earnings


                                                                 Year Ended December 31,
                                               -----------------------------------------------------------
                                                  1997                    1996                    1995
                                               -----------             -----------             -----------
                                                    (In thousands, except share and per-share amounts)
Income from continuing operations              $    39,330             $    46,863             $    12,688
Less preferred stock dividend                         (300)                   (302)                   (304)
                                               -----------             -----------             -----------
Income applicable to common stock              $    39,030             $    46,561             $    12,384
                                               ===========             ===========             ===========


Calculation of basic earnings per share:

Total average basic shares                      29,508,791              23,424,322              20,798,467
                                               ===========             ===========             ===========

Basic EPS                                      $      1.32             $      1.99             $      0.60
                                               ===========             ===========             ===========


Calculation of diluted earnings per share:

Total average basic shares                      29,508,791              23,424,322              20,708,467
Stock option conversion                          1,815,017               1,067,577                 226,694
Earnings contingency                                24,783
                                               -----------             -----------             -----------
Total average diluted shares                    31,348,591              24,491,899              20,935,161
                                               ===========             ===========             ===========

Diluted EPS                                    $      1.25             $      1.90             $      0.59
                                               ===========             ===========             ===========


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